EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                      -OF-

                               HUGHES SUPPLY, INC.
                 (AS AMENDED AND RESTATED ON NOVEMBER 19, 1999)

                                    ARTICLE I

                                      STOCK

         1. CERTIFICATES OF STOCK shall be issued in numerical order from the stock certificate book, and be signed by the President or the Vice-president, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. If such certificate is signed by (a) a transfer agent or an assistant transfer agent, other than the Corporation itself, or by
(b) a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any of those officers named herein may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any certificate shall cease to be such officer for any reason before the certificate has been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer. Subscription warrants, scrip for fractional shares and similar certificates may be issued from time to time and be signed by the President, a Vice President or the Treasurer, and, where otherwise required, sealed with the seal of the Corporation. The signature of the signing officer, and the seal may be facsimile, engraved or printed.

         2. TRANSFER OF STOCK shall be made only on the books of the Corporation, in person or by attorney, upon surrender of the certificate evidencing the stock sought to be transferred, properly endorsed or assigned; the certificate so surrendered shall be cancelled as and when a new certificate or certificates are issued.

         3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         4. RECORD DATE, SUBSEQUENT TRANSFERS. The Board of Directors shall have power to fix in advance a date, not exceeding seventy days preceding the date of any meeting of stockholders or the date for the payment of any dividends or the date for the allotment of any rights or the date when any change or conversion or exchange of stock shall go into effect or a date in connection with the obtaining of any consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof or to receive payment of any such dividend or to any such allotment of rights or to exercise rights in respect of any such change, conversion or exchange of stock or to give any such consent, and, in such case, such stockholders, and only such stockholders, as shall be stockholders on the record date so fixed shall be entitled to notice of, and vote at, such meeting and any adjournment thereof or to receive payment of any such dividend or to receive such allotment of rights or to exercise such rights or to give such consent, as the case may be,


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notwithstanding any transfer of any stock on the books of the Corporation after any such record date, fixed as aforesaid.

                                   ARTICLE II

                                  STOCKHOLDERS

         1. THE ANNUAL MEETING of the stockholders shall be held at ten o'clock on the third Tuesday of May of each year, if not a legal holiday, and if a legal holiday, then the day following, commencing with the year A.D. 2000, or at such other date and time as may be designated by the Board of Directors from time to time. Each Annual Meeting shall be held at the principal office of the Corporation unless some other place in or out of the State of Florida is designated by the Board of Directors three weeks or more before the day of such Annual Meeting.

         2. SPECIAL MEETINGS of the stockholders may be called at any time by resolution of the Board of Directors or by the President and may be called at any time by a request in writing submitted by the holder or holders of at least 80% of the outstanding shares of stock entitled to vote. Such request must state the purpose of the meeting.

         3. WRITTEN CONSENTS. The stockholders of the Corporation shall not be permitted to take action by means of written consents.

         4. NOTICE OF STOCKHOLDERS' MEETINGS of the Corporation shall be given by mailing a written notice of such meeting, signed by the President, or a Vice President or the Secretary or an Assistant Secretary, of the Corporation, to each stockholder of record entitled to vote at such meeting at his address as it appears on the records of the Corporation not less than ten (10) nor more than sixty (60) days before the date set for such meeting. The notice shall state the purpose of the meeting and the time and place it is to be held. Notice mailed to a stockholder in accordance with the provisions of this By-Law shall be deemed sufficient for said meeting and if any stockholder shall transfer any of his stock after notice, it shall not be necessary to notify the transferee. Any meeting of stockholders may be held either within or without the State of Florida. Any stockholder may waive notice of any meeting either before, or at, or after, the meeting. When stockholders who hold four-fifths (4/5) of the voting stock of the Corporation having the right and entitled to vote at any meeting, shall be present in person, or by proxy, at any meeting, however called or notified, and shall sign a written consent thereto on the record of the meeting, the acts of such meeting shall be as valid as if legally called and notified.

         5. A QUORUM at any meeting of the stockholders shall consist of a majority of the stock of the Corporation entitled to vote thereat represented in person or by proxy, and a majority of such quorum shall decide any question that may come before the meeting; provided, however, that:

                  (i) No plan of consolidation or merger under which the Corporation is not the surviving constituent corporation shall be deemed approved by the stockholders unless such plan of consolidation or merger shall be approved by the affirmative vote of two-thirds of the total number of shares of stock outstanding and entitled to vote; and

                  (ii) No amendment to the Articles of Incorporation may amend or delete the requirement that two-thirds of the total number of shares of stock outstanding and entitled to vote approve any plan of consolidation or merger under which the Corporation is not the surviving constituent corporation, unless at a meeting duly called two-thirds of the total number of shares of stock outstanding and entitled to vote shall approve such amendment or deletion of such requirement; and


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                  (iii) In addition to any affirmative vote required by law or the Articles of Incorporation, and except as expressly provided in Section B of
Article XIII of the Articles of Incorporation ("Article XIII"), the affirmative vote of, the holders of two-thirds of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required for the approval or authorization of any Business Combination (as defined in Article XIII). The provisions of Section A of Article XIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or any other Article of the Articles of Incorporation, if the Business Combination shall have been approved by a majority of the directors who are Disinterested Directors (as defined in Article XIII), or if all of the conditions of Section B of Article XIII are met; and

                  (iv) Notwithstanding any other provision of the By-Laws of the Corporation or applicable law, the affirmative vote of two-thirds of the votes of the then outstanding Voting Stock (as defined in the Articles of Incorporation), voting together as a single class, shall be required (1) to amend, modify or repeal Article XIII of the Articles of Incorporation ("Article XIII"), (2) adopt any provision of the Articles of Incorporation or By-Laws which is inconsistent with Article XIII, or (3) prior to the fixing by the Board of Directors of any right or preference of any series of Preferred Stock which is inconsistent with the provisions of Article XIII; and

                  (v) In the event the number of directors of the Corporation shall be fixed by the stockholders in accordance with Section A of Article VII of the Articles of Incorporation, such number shall be the number fixed by the holders of record of at least 80% of the outstanding shares of stock entitled to vote; and

                  (vi) Notwithstanding any other provision of the By-Laws of the Corporation or applicable law, the affirmative vote of the holders of record of at least 80% of the outstanding shares of stock entitled to vote shall be required to remove directors of the Corporation without cause; and

                  (vii) Notwithstanding any other provision of the By-Laws of the Corporation or applicable law, the affirmative vote of the holders of record of at least 80% of the outstanding shares of stock entitled to vote shall be required (1) to amend, modify or repeal Article VII or Article XIV of the Articles of Incorporation ("Article VII or XIV"), (2) adopt any provision of the Articles of Incorporation or the By-Laws of the Corporation which is inconsistent with Article VII or XIV, or (3) prior to the fixing by the Board of Directors of any right or preference of any series of Preferred Stock which is inconsistent with the provisions of Article XII or XIV.

         In the absence of a quorum, a majority of the shares present in person or by proxy and entitled to vote may adjourn any meeting from time to time until a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called unless otherwise provided by statute, and no notice of an adjourned meeting need be given.

         6. JUDGES. At every meeting of stockholders the vote shall be conducted by one or more judges appointed for that purpose by the Board of Directors; and all questions respecting the qualification of voters, the validity of the proxies and the acceptance and rejection of votes shall be decided by such judges. Before acting at any meeting, the judges shall be sworn faithfully to execute their duties, with strict impartiality and according to the best of their ability. If no judges appointed by the Board of Directors to act at any meeting shall be present and willing to act at such meeting, the person presiding at the meeting may appoint one or more judges so to act. The judges shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the judges and certify their determination


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of the number of shares represented at the meeting and their count of all votes and ballots. The judges may appoint or retain other persons to assist them in the performance of their duties. The time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the judges after the closing of the polls. In determining the validity and counting of proxies and ballots, the judges shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the judges consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the judges' belief that such information is accurate and reliable.

         7. ADVANCE NOTICE OF STOCKHOLDER PROPOSALS. At any annual or special meeting of stockholders, proposals by stockholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals are otherwise proper for consideration under applicable law and the Articles of Incorporation and By-Laws of the Corporation. Notice of any proposal to be presented by any stockholder at any annual meeting of stockholders shall be delivered to the President or the Secretary of the Corporation at its principal executive office not less than 120 days prior to the first anniversary of the preceding year's annual meeting; in the event of a special meeting or if the date of the annual meeting is changed by more than thirty days from the anniversary date, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. Any stockholder who gives notice of any such proposal shall deliver therewith a brief written description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholder known by such stockholder to be supporting such proposal, the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder on the date of such notice and by any other stockholders known by such stockholder to be supporting such proposal on such date, and any material interest of such stockholder in the proposal or material relationship of such stockholder to the proposal. The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals not be considered if such notice has not been given.

                                   ARTICLE III

                                    DIRECTORS

         1. POWERS. The business and property of the Corporation shall be managed by a Board of Directors, all of whom shall be 18 years of age or older, and such Board of Directors shall have full control over the affairs of the Corporation and shall be authorized to exercise all of its corporate powers unless otherwise provided in these By-Laws.

         2. NUMBER AND TERM OF DIRECTORS. The Board of Directors shall consist of three or more directors, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by holders of record of at least 80% of the outstanding shares of stock


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entitled to vote at any meeting thereof. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each consisting of as near one-third of the whole number of Directors as practicable, and all directors of the Corporation shall hold office until their successors are elected and qualified. The first such classification shall be made at the Annual Meeting of the Stockholders to be held in the year 1975. At that Annual Meeting, the directors shall be classified for staggered terms of 1, 2 and 3 years, respectively, and at each successive Annual Meeting the successors to the class of directors whose terms expire that year shall be elected to hold office for the term of 3 years, so that the term of office of one class of directors shall expire in each year. Any vacancy which shall occur in a class of directors prior to the expiration of the term of such class may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders. An increase in the number of directors shall be deemed to create vacancies for the purpose of this section.

         3. ELECTION OF DIRECTORS. At the Annual Meeting of Stockholders, directors shall be elected by a plurality of the votes cast at such election. At the election of directors, each stockholder shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected. There shall be no cumulative voting. Nominations for election of the Board of Directors may be made by the Board of Directors, or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by the existing Board of Directors, for an annual meeting shall be made in writing and shall be delivered to the President or the Secretary of the Corporation not less than 120 days prior to the first anniversary of the preceding year's annual meeting; in the event of a special meeting or if the date of the annual meeting is changed by more than thirty days from the anniversary date, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. Such nomination and notification shall contain the following information to the extent known to the notifying stockholder:

                  (i) The names and addresses of the proposed nominee or nominees;

                  (ii) The number and class of all shares of each class of stock of the Corporation beneficially owned by such nominee or nominees;

                  (iii) The information regarding such nominee or nominees required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation);

                  (iv) Each nominee's signed consent to serve as a Director of the Corporation if elected;

                  (v) The total number of shares that to the knowledge of the notifying or nominating stockholders will be voted for each of the proposed nominees;

                  (vi) The name and residence address of each notifying or nominating stockholder; and

                  (vii) The number of shares owned by the notifying or nominating stockholder.

Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the judges of election may disregard all votes cast for each such nomination.


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         4. PLACE OF MEETING. Meetings of the Board of Directors or of any
committee thereof may be held either within or without the State of Florida.

         5. ORGANIZATION MEETINGS of the Board of Directors shall be held as soon as practicable each year after the annual election of directors for the purpose of organization, election of officers and the transaction of other business. No notice of such meeting shall be required. Such organization meeting may, however, be held at any other time or place which shall be specified in a notice given, as hereinafter provided, for special meetings of the Board, or in a consent and waiver of notice thereof signed by all of the directors.

         6. REGULAR MEETINGS. The Board of Directors may from time to time, by resolution, appoint the time and place for holding regular meetings of the Board, if by it deemed advisable, and such regular meetings shall thereupon be held at the time and place so appointed, without the giving of any notice with regard thereto. In case the day appointed for a regular meeting shall fall upon a Saturday or legal holiday in the State of Florida, such meeting shall be held on the next succeeding day not Saturday or legal holiday in Florida, at the regularly appointed hour. Except as otherwise provided in the By-Laws, any and all business may be transacted at any regular meeting.

         7. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the President, or by any two of the directors. Notice to a director of any such meeting may be given in writing, by mailing the same to the residence or place of business of the director as shown on the books of the Corporation not later than two days before the day on which the meeting is to be held, or may be given by sending the same to him at such place by telegraph or by delivering the same to him personally or leaving the same for him at his place of business or by giving the same to him personally or by telephone, not later than the day before such day of meeting. Notice of any meeting of the Board need not, however, be given to any director, if waived by him in writing (including telegram, cablegram or radiogram) or if he shall be present at the meeting; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all members shall be present thereat. Except as otherwise provided in the By-Laws or as may be indicated in the notice thereof, any and all business may be transacted at any special meeting.

         8. QUORUM AND MANNER OF ACTING. Except as otherwise provided in the By-Laws, a majority of the directors in office at the time of any meeting of the Board of Directors, but not less than two directors, shall constitute a quorum for the transaction of business; and, except as otherwise required by statute or by the Articles of Incorporation or any amendment thereto, or by the By-Laws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given.

         9. BUSINESS COMBINATION. The Board of Directors acting by a majority of the directors who are Disinterested Directors (as defined in Article XIII of the Articles of Incorporation) shall have the power and duty to determine for the purpose of Article XIII on the basis of information known to them after reasonable inquiry, all facts necessary to determine the applicability of the various provisions of Article XIII, including (1) whether a person is an Interested Shareholder (as defined in Article XIII), (2) the number of shares of Voting Stock (as defined in Article XIII) beneficially owned by any person, (3) whether a person is an Affiliate or Associate (as defined in, Article XIII) of another, and (4) whether the requirements of Section B of Article XIII have been met with respect to any Business Combination (as defined in Article XIII) , and the good faith determination of a majority of the directors who are Disinterested Directors shall be conclusive and binding for all purposes of
Article XIII.


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         10. DIRECTORS' COMPENSATION. The Board of Directors shall have authority to determine from time to time the amount, if any, of compensation and expenses which shall be paid to its members for attendance at meetings of the Board or of any committee of the Board. The Board of Directors shall also have power, in its discretion, to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time.

         11. RESIGNATIONS. Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board or by giving written notice thereof to the Chairman, the President, or the Secretary. Such resignation shall take effect at the time specified therefor; and, unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

         12. REMOVAL OF DIRECTORS. Any director may be removed at any time for cause by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote, or without cause by the affirmative vote of the holders of record of at least 80% of the outstanding shares of stock entitled to vote, at a meeting of the stockholders called for the purpose; and the vacancy in the Board caused by such removal may be filled by the stockholders or, if the stockholders shall have failed to do so, such vacancy may be filled by the Board of Directors at any meeting by the affirmative vote of a majority of the remaining directors.

         13. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE PERMITTED. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

         14. ACTION BY DIRECTORS WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                                   ARTICLE IV

                         OFFICERS, EMPLOYEES AND AGENTS

         1. OFFICERS, TERM OF OFFICE, VACANCIES, REMOVAL. The Board of Directors shall elect a President, one or more Vice Presidents of such precedence, rank or additional designation, if any, among the same as the Board of Directors may provide, a Secretary and a Treasurer, such election to take place, if practicable, at the Organization Meeting of the Board of Directors each year, and such officers shall hold office, subject to removal by the Board, until the Organization Meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualified. In addition, the Board of Directors in its discretion may provide for and elect a Chairman of the Board of Directors, who may also hold the office of President, a Vice Chairman of the Board, who may also hold the office of Vice President or President and a Chief Financial Officer. The Board of Directors may appoint a successor to fill a vacancy in any office for the remainder of the term. The Board of Directors or the Executive Committee may, from time to time, appoint any one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as may appear to be necessary or advisable in the conduct or affairs of the Corporation; and all such officers shall


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hold office during the pleasure of the Board. Any officers and agents may be removed at any time, for or without cause, by the Board of Directors, or, in case any such officer or agent may be appointed pursuant to these By-Laws by the Executive Committee, he may be removed by the Executive Committee.

         2. CHAIRMAN. The Chairman shall be the chief executive officer of the Corporation and, under the direction of the Board of Directors, shall have general executive powers in the management and direction of the business and affairs of the Corporation, as well as the specific powers conferred by these By-Laws or by the Board of Directors. The Chairman shall preside, when present, at all meetings of the stockholders, the Board of Directors and the Executive Committee.

         3. PRESIDENT. The President shall be the chief operating and administrative officer of the Corporation and, under the direction of the Board of Directors, shall, subject to the Chairman, have direct general supervision over the management, business, properties and affairs of the Corporation. In the event the Board of Directors does not provide for and elect a Chairman, the President shall be the chief executive officer of the Corporation and, under the direction of the Board of Directors, shall have general executive powers in the management and direction of the business and affairs of the Corporation. In the absence of the Chairman, he shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee. He shall have general executive powers, including all powers required by law to be exercised by a president of a corporation as such, as well as the specific powers conferred by these By-Laws or by the Board of Directors.

         4. VICE PRESIDENT. Each Vice President shall have general executive powers as well as the specific powers conferred by these By-Laws. He shall also have such further powers and duties as may from time to time be conferred upon, or assigned to, him by the Board of Directors, the Chairman or the President.

         5. SECRETARY. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors required by these By-Laws to be given, and shall keep true records of all proceedings thereat. He shall have charge of the corporate seal and shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable, and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary or Secretary pro tempore shall perform his duties.

         6. TREASURER. The Treasurer shall have the care and custody of all moneys, funds and securities of the Corporation. He shall disburse the funds of the Corporation in the manner ordered by the Board of Directors and shall keep full and accurate accounts of receipts and disbursements of the Corporation. He shall, whenever required to do so, render an account of all his transactions as Treasurer to the Board of Directors. He shall perform such other duties as shall be assigned to him by the Board of Directors, the Chairman or the President. In the absence of the Treasurer, his duties shall be performed by an Assistant Treasurer or by another officer thereunto designated by the Board of Directors, the Chairman or the President.

         7. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the Treasurer unless the Board of Directors shall have designated another officer as the Treasurer. He shall be responsible for overseeing and coordinating all financial aspects of the Corporation's operations. He shall also have such further powers and duties as may be from time to time conferred upon, or assigned to, him by the Board of Directors, the Chairman or the President.

         8. ADDITIONAL OFFICERS; DUTIES AND POWERS. In addition to the foregoing especially enumerated duties and powers the several officers and agents of the Corporation, whether or not


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specifically referred to in these By-Laws, shall perform such duties and exercise such powers, in addition to those for which provision is made in these By-Laws, as the Board of Directors or Executive Committee may from time to time determine or as may be assigned to them by any competent superior officer.

         9. COMPENSATION. The Board of Directors shall fix the compensation of the Chairman and the President and of the senior and executive Vice Presidents, if any; the compensation of all other officers of the Corporation shall be fixed by the Board of Directors, the Executive Committee, or the President.

                                    ARTICLE V

                             COMMITTEES OF THE BOARD

         1. EXECUTIVE COMMITTEE; CONSTITUTION, POWERS, VACANCIES. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board, appoint an Executive Committee, to consist of the Chairman and the President, ex officio, and one or more other directors (with such alternates, if any, as may be deemed desirable), which Executive Committee shall have and may exercise, when the Board is not in session, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it, and also including the power, from time to time, to appoint one or more attorneys-in-fact to act for and in representation of the Corporation, either generally or specially, judicially or extra-judicially, and to delegate to any such attorney or attorneys-in-fact all or any of the powers which, in the judgment of the Executive Committee, may be necessary, convenient or suitable for exercise in any country or jurisdiction in the transaction of the business of the Corporation or the defense or enforcement of its rights, even though such powers be herein provided or directed to be exercised by a designated officer of the Corporation; provided, that the foregoing shall not be construed as authorizing action by the Executive Committee with respect to any action which by these By-Laws or by the Articles of Incorporation or any amendment thereto, or by statute, is required to be taken by the Board of Directors, as such. As far as practicable, members of the Executive Committee and their alternates (if any) shall be appointed at the organization meeting of the Board in the next subsequent year and until their respective successors are appointed. Any vacancy in the Executive Committee may be filled by affirmative vote of a majority of the whole Board of Directors.

         2. EXECUTIVE COMMITTEE; MEETINGS. Stated meetings of the Executive Committee, of which no notice shall be necessary, shall be held at such times and at such places as shall be fixed, from time to time, by resolution adopted by the Executive Committee. Special meetings of the Executive Committee may be called by the Chairman or the President, or by the Chairman of the Executive Committee (if he be a person other than the Chairman or the President) or by any other two members of the Executive Committee, at any time. Notice of any special meeting of the Executive Committee may be given in the manner provided in the By-Laws for giving notice of a special meeting of the Board of Directors, but notice of any such meeting need not be given to any member of the Executive Committee if waived by him in writing (including telegram, cablegram or radiogram) or if he shall be present at the meeting; and any meeting of the Executive Committee shall be a legal meeting, without any notice thereof having been given, if all the members shall be present thereat. A majority of the Executive Committee shall constitute a quorum for the transaction of business; and the act of a majority of these present at any meeting at which a quorum is present shall be the act of the Executive Committee.

         3. EXECUTIVE COMMITTEE; RECORDS. The Executive Committee shall keep a record of its acts and proceedings and shall report the same, from time to time, to the Board of Directors. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary to the Executive Committee; or the Committee may, in its discretion, appoint its own secretary.


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         4. OTHER COMMITTEES. The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, designate one or more other committees for any purpose, each consisting of two or more Directors, and may delegate to any such committee such powers of the Board of Directors in the management of the business and affairs of the Corporation as the Board may deem expedient, subject to the provisions of these By-Laws, with power to sub-delegate such powers, if by the Board deemed desirable.

         5. COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these By-Laws.

                                   ARTICLE VI

                                  MISCELLANEOUS

         1. FISCAL YEAR. The fiscal year of the Corporation shall end on Friday of the last weekend in January of each year, effecting a 52-53 week fiscal year basis.

         2. CORPORATE SEAL. The Secretary or any Assistant Secretary, or other officer thereunto designated by the Secretary, shall have authority to affix the corporate seal to any document requiring such seal and to attest the same.

         3. EXECUTION OF INSTRUMENTS. The bills, notes, checks, and other instruments for the payment of money, all agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Corporation by the Chairman, the President, any Vice President, the Secretary or the Treasurer. Any such instruments may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other officers, employees or agents of the Corporation as the Board of Directors or Executive Committee may from time to time direct.

         4. DIVIDENDS. Dividends shall be declared only at such times and in such amounts as the Board of Directors shall direct.

         5. REDEMPTION OF CONTROL SHARES. The Corporation is authorized to redeem control shares acquired in a control-share acquisition with respect to which no acquiring person statement has been filed with the Corporation, at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person, at the fair value of such control shares pursuant to procedures adopted by the Board of Directors. For the purposes of this Article VI, terms used in this Article shall have the meanings assigned to such terms in Section 607.0902 of the Florida Business Corporation Act.

         6. TREASURY SHARES. In the event the Corporation acquires its own shares and the Corporation has shares of any class or series which are either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National


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Association of Securities Dealers, Inc., the shares so acquired by the
Corporation shall constitute treasury shares.

                                   ARTICLE VII

                                   AMENDMENTS

         Except as otherwise provided herein or in the Articles of Incorporation, these By-Laws or any provisions thereof may be amended, altered, or repealed, in any particulars and new By-Laws or provisions, not inconsistent with any provision of the Articles of Incorporation or any provision of law, may be adopted by the Board of Directors, at any meeting thereof, by the affirmative vote of a majority of the whole number of Directors, or by the stockholders of the Corporation, at any meeting of the stockholders, provided, however, that the power of the Directors to make and alter By-Laws shall be subject to such restrictions upon the exercise of such power as may be expressly imposed by the stockholders in any By-Laws adopted by them from time to time.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         1. RIGHT TO INDEMNIFICATION. Any person, his heirs, or personal representative, made, or threatened to be made a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, regulatory, or investigative ("Proceeding") because he is or was a director or officer of this Corporation or serves or served any other corporation or other enterprise in any capacity at the request of this Corporation, shall be indemnified by this Corporation, to the full extent permitted by the Florida Business Corporation Act, under Section 607.0850; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. In discharging his duty, any director or officer, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons as to matters that the director or officer believes to be within that person's professional or expert competence, or (3) in the case of a director, a committee of the board of directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent.

         2. ADVANCES. The rights set forth above in this Article VIII shall include the right to be paid by the Corporation expenses incurred in defending or being represented in any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer because he is or was a director or officer of this Corporation or serves or served any other corporation or enterprise in any capacity at the request of this Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article VIII or otherwise.

         3. CONTRACT RIGHT. All rights to indemnification, including advancement of expenses, shall be deemed to be provided by a contract between the Corporation and the director or officer who serves in


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

such capacity at any time while this Article VIII and other relevant provisions of the Florida Business Corporation Act and other applicable law, if any, are in effect, such that any repeal or modification thereof shall not adversely affect any right existing at the time of such repeal or modification.

         4. RIGHT TO BRING SUIT. If a claim under the preceding paragraphs of this Article VIII is not paid in full by the Corporation within 90 days after a written claim therefor has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense, including attorney's fees, of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which makes it permissible under the Florida Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Florida Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

         5. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article VIII shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of these By-Laws, the Articles of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise.

         6. INSURANCE. The Corporation may maintain insurance, at its expense, for the purpose of indemnifying itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, trust or other enterprise, whether or not the Corporation would have the power to provide such indemnity under the Florida Business Corporation Act.


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